Exhibit 99.02 Pro Forma Financial Statement Information

Item 9.01(b)(1)

CONCUR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2005

(in thousands)

	Concur	Outtask	Pro Forma		Combined
Assets
Current assets:
Cash and cash equivalents	$16,022	$1,427	$(8,386	) (a)	$9,063
Accounts receivable, net of allowance	13,712	2,751			16,463
Prepaid expenses	1,866	—			1,866
Other current assets	4,285	55			4,340

Total current assets	35,885	4,233	(8,386)		31,732
Property and equipment, net	16,268	775			17,043
Restricted cash	500	—			500
Acquired intangible assets, net	1,805	—	10,200	(a)	12,005
Goodwill	3,704	—	53,536	(a)	57,240
Deposits and other assets	6,016	455	(418	) (e)	6,053

Total assets	$64,178	$5,463	$54,932		$124,573

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,525	$82			$2,607
Accrued compensation	1,321	299	$751	(d)	2,371
Other accrued liabilities	2,224	670			2,894
Current portion of long-term obligations	159	125			284
Current portion of deferred revenues	14,796	1,182	(759	) (c)	15,219
Total current liabilities	21,025	2,358			23,301
Long-term debt	—	—	18,000	(a)	18,000
Long-term obligations, net of current portion	3,025	119			3,144
Long-term deferred revenues, net of current portion	7,313	—			7,313

Total liabilities	31,363	2,477	17,992		51,832
Stockholders’ equity:
Convertible preferred stock, common stock additional paid-in capital and accumulated other comprehensive income	236,560	23,162	(23,162 26,039 13,887	) (b) (a) (a)	276,486
Accumulated deficit	(203,745)	(20,176)	20,176	(b)	(203,745)

Total stockholders’ equity	32,815	2,986	36,940		72,741

Total liabilities and stockholders’ equity	$64,178	$5,463	$54,932		$124,573

See notes to unaudited pro forma combined consolidated financial statements

Item 9.01(b)(2)

CONCUR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005

(in thousands except per share amounts)

	Concur	Outtask	Pro Forma		Combined
Revenues, net	$71,831	$14,393	$(646	) (g)	$85,578
Operating expenses:
Cost of operations	28,450	4,108			32,558
Sales and marketing	17,484	3,296			20,780
Systems development and programming	9,336	1,830	150	(i)	11,316
General and administrative	10,319	3,204			13,523
Stock based compensation	—	10,009	(10,009	) (i)	—
Amortization of intangible assets	1,140	—	1,684	(f)	2,824

Total expenses	66,729	22,447	(8,175)		81,001

Income from operations	5,102	(8,054)	7,529		4,577
Interest income	352	29	(168	) (j)	213
Interest expense	(7)	(19)	(1,136	) (j)	(1,162)
Other income/(expense), net	(81)	(151)	174	(h)	(58)
Income tax provision	—	(53)			(53)

Net income	$5,366	$(8,248)	$6,399		$3,517

Net income per share - basic	$0.16				$0.10

Net income per share - diluted	$0.15				$0.09

Shares used in calculation of net income per share:
Basic	32,906		1,722		34,628
Diluted	36,348		2,648		38,996

See notes to unaudited pro forma combined consolidated financial statements

Item 9.01(b)(3)

CONCUR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2005

(in thousands except per share amounts)

	Concur	Outtask	Pro Forma		Combined
Revenues, net	$19,267	$3,940	$(132	) (g)	$23,075
Operating expenses:
Cost of operations	8,254	1,079			9,333
Sales and marketing	4,755	946			5,701
Systems development and programming	2,223	498	150	(i)	2,871
General and administrative	3,105	863			3,968
Stock based compensation	—	10,009	(10,009	) (i)	—
Amortization of intangible assets	285	—	421	(f)	706

Total expenses	18,622	13,395	(9,438)		22,579

Income from operations	645	(9,455)	9,306		496
Interest income	106	23	(42	) (j)	87
Interest expense	(1)	(5)	(344	) (j)	(350)
Other expense, net	(42)	(174)	174	(h)	(42)
Income tax provision	(60)	(10)			(70)

Net income	$648	$(9,621)	$9,094		$121

Net income per share - basic	$0.02				$0.00

Net income per share - diluted	$0.02				$0.00

Shares used in calculation of net income per share:
Basic	33,301		1,722		35,023
Diluted	36,505		2,648		39,153

See notes to unaudited pro forma combined consolidated financial statements

Item 9.01(b)(4)

Concur Technologies

Notes to Unaudited Pro Forma Combined Financial Statements

April 11, 2006

(1)	Basis of Presentation

The unaudited pro forma combined balance sheet as of December 31, 2005, gives effect to the acquisition of Outtask, Inc., a Delaware corporation (Outtask), by Concur Technologies, Inc., a Delaware corporation (Concur) as if the transaction had occurred on December 31, 2005. The unaudited pro forma combined statements of operations for the three month period ended December 31, 2005, and for the year ended September 30, 2005, gives effect to the acquisition of Outtask as if the transaction had occurred at the beginning of the period presented. Historically, the fiscal year of Outlook ended on December 31, and Concur Technologies, Inc., on September 30. For the purposes of preparing the unaudited pro forma combined balance sheet at December 31, 2005, and statement of operations for the quarter ended December 31, 2005, the Outtask financial statements have been presented using the same periods as Concur. For purposes of preparing the unaudited pro forma combined statement of operations for the year ended September 30, 2005, due to the close proximity of fiscal years ends, Outtask’s year ended December 31, 2005, is combined with Concur’s fiscal year ended September 30, 2005, all in accordance with the rules of the Securities and Exchange Commission.

The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as they may exist in the future. The pro forma adjustments are based on the consideration exchanged by Concur for the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma combined consolidated financial statements do not purport to represent what Concur’s financial position or results of operations would actually have been if the acquisition had in fact occurred on such date or to project Concur’s financial position or results of operations as of any future date or for any future period.

(2)	Acquisition of Outtask, Inc.

On January 23, 2006, Concur completed and announced its acquisition of Outtask through the merger of a wholly-owned subsidiary of Concur with and into Outtask, with Outtask surviving as a wholly-owned subsidiary of Concur (the Merger). Concur will account for the Merger under the purchase method of accounting.

Prior to the Merger, Outtask was a privately held corporation that provided hosted travel management and corporate expense solutions. In connection with the Merger, Outtask’s operations in Alexandria, Virginia were maintained and became part of Concur’s world wide operations. Concur is headquartered in Redmond, Washington.

Under the Merger Agreement, all outstanding equity securities of Outtask, including all issued and outstanding options to purchase shares of Outtask common stock, were exchanged for cash, shares of Concur common stock and options to purchase shares of Concur common stock. Subject to specified holdback provisions, at closing on January 23, 2006, approximately $23.3 million in cash, 1.7 million shares of Concur common stock and options to purchase 1.2 million shares of Concur common stock became issuable to Outtask security holders. Of the cash issued at closing, $4.5 million is being withheld by Concur for specified holdbacks. In addition, if certain combined company performance metrics are achieved for the period ending September 30, 2006, additional contingent consideration of up to $12.5 million of cash and up to approximately 0.6 million shares of Concur common stock will be issued to the stockholders and option holders of Outtask, subject to specified holdback provisions.

The total purchase consideration was as follows:

(in millions)
Purchase Consideration
Cash	$23.3
Equity, common stock	26.0
Equity, options	13.9
Transaction costs	3.1
Acquisition bonuses	0.7

Total	$67.0

Concur accounted for the acquisition in accordance with SFAS No. 141 “Business Combinations” (SFAS141). The primary identified intangibles were related to trade name, trademarks, technology, non-compete agreements and customer relationships.

(in millions)
Preliminary Purchase Price Allocation
Cash and cash equivalents	$1.4
Accounts receivable	2.7
Prepaid expenses and other current assets	0.1
Property and equipment	0.8
Goodwill	53.5
Trade name and trademarks	0.2
Technology	3.4
Non-compete agreements	0.2
Customer relationships	6.4
Accounts payable	(0.1)
Accrued expenses	(1.1)
Deferred revenue	(0.5)

Total	$67.0

The purchase price set forth above is tentative and preliminary and may be materially different from the final purchase price allocation. Amounts allocated to identified intangibles will be amortized over the remaining useful lives, which have been estimated as one year for trade name and trademarks, four and six years for two technology elements, respectively, two years for non-compete agreements, and nine to eleven years for customer relationships.

(3)	Nonrecurring Charges

In the quarter ended December 31, 2005, Outtask recorded stock based compensation associated with variable option accounting of $9.8 million.

(4)	Pro Forma Adjustments

(a)	The total consideration of $67.0.million consisted of Concur’s common stock valued at $26.0 million, options to purchase Concur’s common stock valued at $13.9 million, cash of $23.3 million, transaction costs of $3.1 million, and employee acquisition bonuses of $0.7 million. The $26.0 million in stock consideration assumes all 1.7 million shares available were exchanged with a stock price of $15.12, which represented the average stock price two days prior and subsequent to the date of acquisition.

To fund a portion of the cash consideration, Concur established a term lending facility of up to $14.0 million and a revolving line of credit facility of up to $8.0 million with a commercial bank.

Concur engaged a third party appraiser to perform the appraisal of the intangible assets acquired in the Merger, and to assist in the allocation of the purchase price. The following values have been allocated to the intangible assets based on their preliminary fair values as determined by the appraisal: $0.2 million to trade name and trademarks, $3.4 million to technology, $0.2 million to non-compete agreements, and $6.4 million to customer relationships. The excess of the total purchase price over preliminary fair values of all identifiable assets acquired, net of liabilities, amounted to $53.5 million.

Outtask’s trade name and trademarks were preliminarily estimated to have a remaining economic useful life of approximately one year, as product branding will be merged into Concur’s branding during this period. The relief from royalty method, a form of the income approach, was used to estimate the preliminary fair value.

Certain elements of Outtask’s developed software technology were preliminarily identified as having value for Concur’s current and future operations. These elements were Outtask’s Travel and T&E technologies. In the valuation of Outtask’s developed software technology, the excess earnings method, a form of the income approach, was used to estimate the preliminary fair value. The Travel and T&E technology assets were preliminarily evaluated to have remaining useful lives of six and four years, respectively.

The non-compete agreements entered into as of the acquisition date by key Outtask employees were preliminarily estimated to have remaining economic useful lives of two years. A “with and without” method, a form of the income approach, was used to estimate the preliminary fair value.

Customer relationships included all Outtask customer contracts established as of January 23, 2006, the date of the acquisition. The Travel and T&E customer relationships were preliminarily estimated to have remaining useful lives of nine to eleven years, respectively. In the valuation process of the customer relationships, the excess earnings method, a form of the income approach, was used to estimate the preliminary fair value.

(b)	To eliminate Outtask’s historical equity and redeemable preferred stock.

(c)	To adjust assets and liabilities to fair values as of the acquisition date.

(d)	To reflect employee bonuses payable at the date of acquisition.

(e)	To eliminate Outtask’s deferred transaction costs.

(f)	To record amortization of acquired intangibles associated with Concur’s acquisition of Outtask.

(g)	To adjust revenues resulting from amortization of set-up fees and software implementation fees.

(h)	To eliminate nonrecurring costs associated with Outtask litigation concerning equity rights.

(i)	To eliminate stock based compensation expense associated with variable option accounting.

(j)	To record interest expense associated with debt, and reduce interest income for cash expended.